Exhibit 99.1

GSE Environmental Chapter 11 Plan of Reorganization Confirmed – GSE Plans to Emerge From Chapter 11 Shortly

GSE Successfully Implements a Consensual “Pre-Arranged” Chapter 11 Reorganization That Materially Deleverages Its Balance Sheet and Positions GSE for Long-Term Growth and Profitability

HOUSTON — (July 28, 2014) — GSE Environmental, Inc. (“GSE”) (OTCQB: GSEHQ),  the leading global manufacturer and marketer of geosynthetic lining solutions, announced that it has received confirmation of its Plan of Reorganization from the Bankruptcy Court for the District of Delaware, which has been overseeing the Company’s Chapter 11 proceedings following its voluntary filing on May 4, 2014.  The Plan received full support from all of the Company’s major stakeholders.  The confirmation clears the way for GSE to emerge from its court-supervised financial restructuring shortly.

Chuck Sorrentino, Chief Executive Officer of GSE, said, “We are pleased to have reached this important milestone and look forward to exiting Chapter 11 shortly.  We have used this process to establish a new capital structure with a substantially stronger balance sheet.  We expect to emerge as an even more competitive and well-capitalized company, with excellent liquidity and greater financial flexibility to accelerate our growth and continue to meet the evolving needs of our customers.”

The pre-arranged restructuring plan that has been confirmed by the Court will eliminate a substantial amount of debt and secure additional capital for GSE on a going forward basis.  The Plan provides for the payment in full and in the ordinary course for the Company’s trade vendors that agree to return to market terms for trade credit and provides for a meaningful recovery to unsecured creditors.  Upon emergence, GSE’s common stock will be canceled and investment funds managed by Littlejohn & Co. and Strategic Value Partners will convert their outstanding first lien debt to equity and will become GSE’s new owners.  GSE expects the Plan to become effective shortly, once all closing conditions have been met.

Mr. Sorrentino added, “We greatly appreciate the dedication and focus of our employees during this process, as well as the support we received from our key financial stakeholders, customers, and vendors.”

Kirkland & Ellis LLP is serving as GSE’s legal advisor, Moelis & Company is serving as GSE’s investment banker and financial advisor, and Alvarez & Marsal North America, LLC is providing GSE with certain key personnel. The first lien lenders are represented by Wachtell, Lipton, Rosen & Katz.

Parties seeking more information about this announcement may contact GSE Environmental at (281)230-5843 or recapitalization@gseworld.com.  Documents relating to the Company’s filing can be accessed at http://www.gseworld.com.

About GSE ENVIRONMENTAL

GSE is a global manufacturer and marketer of geosynthetic lining solutions, products and services used in the containment and management of solids, liquids and gases for organizations engaged in waste management, mining, water, wastewater and aquaculture.

GSE has a long history of manufacturing quality geosynthetic lining systems and developing innovative products. GSE's principal products are polyethylene-based geomembranes, geonets, geocomposites, geosynthetic clay liners, concrete protection liners and vertical barriers. GSE manufactures products primarily to line or cap hazardous and non-hazardous waste landfills, contain materials generated in certain mining processes, and contain water, liquid waste and industrial products in ponds, tanks, reservoirs, sewers and canals. Headquartered in Houston, Texas, USA, GSE maintains sales offices throughout the world and manufacturing facilities in the US, Chile, Germany, Thailand, China and Egypt.

To learn more about GSE Environmental, please visit http://www.gseworld.com.

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Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding the securities to be issued under GSE’s chapter 11 plan and GSE’s ability to implement, and the resulting effect of, the restructuring transactions. These statements may include words such as “anticipate,” “believe,” “expect,” “intend,” “may” and other words and terms of similar meaning, including in connection with any discussion of the timing or nature of future financial performance or other events. Such forward-looking statements are subject to certain risks and uncertainties including, but not limited to:  the completion of GSE’s restructuring; the potential adverse effect of the restructuring transactions on GSE’s business, financial condition or results of operations, including GSE’s ability to maintain contracts and other business relationships that are critical to GSE’s business; and other factors disclosed by GSE from time to time in its filings with the Securities and Exchange Commission, including those described under the caption “Risk Factors” in GSE’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. As a result of these factors, GSE’s actual results may differ materially from those indicated or implied by such forward-looking statements. Except as required by law, GSE disclaims any obligation to publicly update such statements.

Media Contact:
Chuck Sorrentino
President and Chief Executive Officer
GSE Environmental
281-230-5843